Exhibit 3.1

EPL Oil & Gas, Inc.
(a Delaware corporation)

THIRD amended and restated bylaws
(COMPOSITE COPY)

ARTICLE 1

OFFICES

EPL Oil & Gas, Inc., a Delaware corporation (the “Corporation”), shall maintain a registered office in the State of Delaware as required by the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).  The Corporation may also have offices at other places, within or without the State of Delaware, as the business of the Corporation may require.

ARTICLE 2

STOCKHOLDERS

Section 2.1     Place of Meetings.  Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) designates, or, in the absence of a designation by the Board, the Chairman of the Board (the “Chairman”), the Chief Executive Officer, the President or the Secretary, and as stated in the notice of meeting.  Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held by means of remote communication, subject to such guidelines and procedures as the Board may adopt from time to time.  The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

Section 2.2       Annual Meetings.  Annual Meeting.  The annual meeting of the stockholders shall be held on such date and at such time as the Board designates.  At each annual meeting the stockholders shall elect the members of the Board (each, a “Director”) and transact such other business as is set forth in the written notice of the meeting or as may be properly brought before the meeting in accordance with Section 2.11 and Section 2.12.

Section 2.3       Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, may be called by the President or Chairman and shall be called by the Chairman or the Secretary at the request in writing of a majority of the Directors.  Any such request by a majority of the Directors shall be sent to the Chairman and the Secretary and state the purpose or purposes of the proposed meeting.

Section 2.4     Notice of Meetings; Adjournment.    Written notice of every meeting of the stockholders, stating the place, if any, date and time thereof, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law.  When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting must be given in conformity herewith.  At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

Section 2.5     Inspectors.  The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.  At a meeting of the stockholders, all questions relating to the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors or, if there are no inspectors, by the presiding officer of the meeting.

Section 2.6       Quorum.  At any meeting of the stockholders of the Corporation, except as otherwise provided by law, the Corporation’s Amended and Restated Certificate of Incorporation (as may be amended from time to time, including by the filing of any certificate of designation for a series of preferred stock in accordance with the DGCL, the “Certificate”) or these Bylaws, the holders of a majority of the outstanding voting power of all classes of stock entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat.  If, however, such quorum is not present or represented at any meeting of the stockholders, the presiding officer of the meeting will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  With respect to any matter requiring the vote of a separate class of the capital stock of the Corporation, the holders of a majority of the shares of such class issued and outstanding and entitled to vote, present in person, represented by proxy or by remote communication, will constitute a quorum at all meetings of such stockholders for the transaction of business with respect to any such matter.

Section 2.7     Voting.  Except as otherwise provided by law, the Certificate, or in a certificate of designation for a series of preferred stock (“Preferred Stock Designation”), each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting.  No shares redeemed and held by the Corporation shall have voting rights.  The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate or these Bylaws or unless the presiding officer of the meeting or the holders of a majority of the outstanding voting power of all classes of stock entitled to vote thereon, present in person or represented by proxy at such meeting, otherwise determine.  When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the outstanding voting power of all classes of stock entitled to vote thereon, present in person, represented by proxy or by remote communication and entitled to vote at the meeting and which has actually been voted, will be the act of the stockholders, except in the election of Directors or as otherwise provided in these Bylaws, the Certificate or by law. Directors shall be elected by a plurality of the votes of the shares present in person, represented by proxy or by remote communication and entitled to vote at the meeting.

Section 2.8       Proxies.  Votes may be cast either in person or by proxy.  Each proxy must be authorized in a manner permitted by Section 212 of the DGCL.  No proxy shall be valid after three years from its date unless the proxy specifically provides for a longer period.  Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary, or by a later appointment of a proxy.

Section 2.9     Presiding Officer and Secretary of Meetings.  The Chairman, if any, or in the absence of the Chairman, the President, shall preside at all meetings of the stockholders.  In the absence of the Chairman and the President, any other officer of the Corporation may be designated by a majority of the Directors to preside at any meeting of the stockholders.  The Secretary of the Corporation shall act as secretary of all meetings of the stockholders.  In the absence of the Secretary, the presiding officer of the meeting shall appoint any other person to act as secretary of the meeting.

Section 2.10     Meetings Generally.  The Chairman, President or presiding officer will call meetings of the stockholders to order and will act as presiding officer thereof.  Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend any such meeting of the stockholders, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

Section 2.11     Notice of Stockholder Business.

(a) Business to Be Conducted at Annual Meetings of Stockholders.  At an annual meeting of stockholders, only such business may be conducted as has been properly brought before the meeting.  To be properly brought before an annual meeting, business (other than the nomination of a person for election as a director, which is governed by Section 2.12, and to the extent applicable, Section 2.13, of these Bylaws) must be (1) brought before the meeting by or at the direction of the Board or (2) otherwise properly brought before the meeting by a stockholder who (A) has complied with all applicable requirements of this Section 2.11 and Section 2.13 in relation to such business, (B) was a stockholder of record of the Corporation at the time of giving the notice required by Section 2.13(a) and is a stockholder of record at the time of the annual meeting, and (C) is entitled to vote at the annual meeting.  For the avoidance of doubt, the foregoing clause (2), subject to Section 2.11(c), will be the exclusive means for a stockholder to submit business before an annual meeting of stockholders.
(b) Required Form for Stockholder Proposals. To be in proper written form, a stockholder’s notice to the Secretary must set forth:
(1) Information Regarding the Proposing Person. As to each Proposing Person (as such term is defined in Section 2.13(d)(2) of these Bylaws):
(A) The name and address of such Proposing Person , as they appear on the Corporation’s stock transfer book;

(B) The class, series, and number of shares of the Corporation beneficially owned or of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);

(C) A representation (i) that the stockholder giving the notice is a holder of record of capital stock of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting, (ii) that the Proposing Person has complied with the notice requirements of Section 2.14 from and including the Notice Compliance Date (as defined in Section 2.13(c)) to and including the date of delivery of such notice, and (iii) as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of capital stock of the Corporation entitled to vote and required to approve the proposal, and if so, identifying such Proposing Person;

(D) A description of (i) any option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), whether or not presently exercisable, with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument, right or interest is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and (ii) each other direct or indirect interest that would provide such Proposing Person the opportunity to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, in each case regardless of whether (x) such interest conveys any voting right in such security to such Proposing Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such interest (any such instrument, right or interest referred to in this clause (D) being a “Derivative Interest”);

(E) Any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person;

(F) Any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of capital stock of the Corporation that are separated or separable from the underlying shares of the capital stock of the Corporation;

(G) Any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of capital stock of the Corporation or any Derivative Interests; and

(H) Any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting or that would be required pursuant to the Exchange Act to be in a disclosed Schedule 13D or an amendment thereto filed by the Proposing Person if such Proposing Person were required at the time of initially delivering such notice or at any time thereafter to file a Schedule 13D or an amendment thereto and the Corporation were the “issuer” referred to in such Schedule 13D.

(2) Information Regarding the Proposal. As to each item of business that the stockholder giving the notice proposes to bring before the annual meeting:

(A) A description in reasonable detail of the business desired to be brought before the annual meeting and the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders;

(B) A description in reasonable detail of any material interest of any Proposing Person in such business and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity in connection with the proposal; and

(C) The text of the proposal or business (including the text of any resolutions proposed for consideration).

A stockholder is not entitled to have its proposal included in the Corporation’s proxy statement and form of proxy solely as a result of such stockholder’s compliance with the foregoing provisions of this Section 2.11.  If a stockholder does not appear at the annual meeting to present its proposal, such proposed business will not be transacted (notwithstanding that proxies in respect of such vote may have been received by the Corporation).

(c) Compliance and No Waiver.  Notwithstanding the foregoing provisions of this Section 2.11,  (1) a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11 and nothing contained herein shall constitute a waiver by the Corporation or any stockholder of compliance therewith and (2) nothing in this Section 2.11 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect Directors in accordance with the provisions of any applicable Preferred Stock Designation.

Section 2.12     Notice of Director Nominations.

(a) Nomination of Directors.  Subject to the rights, if any, of the holders of any series of preferred stock to elect additional Directors as may be provided in a Preferred Stock Designation, only persons who are nominated in accordance with the procedures set forth in this Section 2.12 will be eligible to serve as Directors.  Nominations of persons for election as Directors of the Corporation may be made at an annual meeting of stockholders (1) by or at the direction of the Board of Directors or (2) by a stockholder who (A) has complied with all applicable requirements of this Section 2.12 and Section 2.13 in relation to such nomination, (B) was a stockholder of record of the Corporation at the time of giving the notice required by Section 2.13(a) and is a stockholder of record of the Corporation at the time of the annual meeting, and (C) is entitled to vote at the annual meeting.

(b) Required Form for Director Nominations. To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(1) Information Regarding the Proposing Person.  As to each Nominating Person (as such term is defined in Section 2.13(d)(3) of these Bylaws), the information set forth in Section 2.11(b)(1) (except that for purposes of this Section 2.12, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places it appears in Section 2.11(b)(1) and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 2.12).

(2) Information Regarding the Nominee. As to each person the stockholder giving notice proposes to nominate for election as a Director:

(A) All information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Section 2.11(b)(1) if such proposed nominee were a Proposing Person;

(B) All information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies for an election of

Directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a Director if elected);

(C) All information that would be required to be disclosed pursuant to Items 403 and 404 of Regulation S-K if the stockholder giving the notice or any other Nominating Person were the “registrant” for the purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(D) A written questionnaire with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire will be provided by the Secretary upon a written request);

(E) A written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (i) is not and will not become a party to (x) any oral or written agreement, arrangement or understanding with, and has not given any oral or written commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a Director, with the proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any oral or written agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iii) if elected as a Director, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the qualifications and eligibility of such proposed nominee to serve as a Director.

(c) Generally.  A stockholder is not entitled to have its nominees included in the Corporation’s proxy statement solely as a result of such stockholder’s compliance with the provisions of this Section 2.12.  If a stockholder does not appear at the annual meeting to present its nomination, such nomination will be disregarded. Notwithstanding any other provision of law, the Certificate or these Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 66-2/3% of the votes which all the stockholders would be entitled to cast at any annual election of Directors shall be required to amend or repeal, or to adopt any provision inconsistent with Section 2.11 or this Section 2.12.

(d) Special Meetings of Stockholders.  Nominations of persons for election to the Board at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting may be made only (1) by or at the direction of the Board or (2) provided that the Board has determined that Directors shall be elected at such special meeting of stockholders, by any stockholder of record who is entitled to vote at the special meeting that gives written notice containing the information required in the case of a nomination to be made by a stockholder at an annual meeting of stockholders by Section 2.12(b) to the Secretary of the Corporation within the time and in the manner set forth in Section 2.13(a)(2).

(e) Compliance and No Waiver.  Notwithstanding the foregoing provisions of this Section 2.12,  (1) a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12 and nothing contained herein shall constitute a waiver by the Corporation or any stockholder of compliance therewith and (2) nothing in this Section 2.12 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect Directors in accordance with the provisions of any applicable Preferred Stock Designation.

Section 2.13     Provisions Relating to Notice of Stockholder Business and Director Nominations.

(a) Timely Notice.

(1) Annual Meeting.  To be timely, a stockholder’s notice related to an annual meeting and required by Section 2.11 or Section 2.12 must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not fewer than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation held the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later of the 90th calendar day prior to such annual meeting and not later than the close of business on the later of (i) the 60th calendar day prior to such annual meeting and (ii) the 10th calendar day following the day on which public disclosure of the date of such meeting is made.  In no event will the public disclosure of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.

(2) Special Meeting.  To be timely, a stockholder’s notice related to a special meeting and required by Section 2.12(d) must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th calendar day prior to such special meeting and not later than the close of business on the later of (i) the 60th calendar day prior to such special meeting and (ii) the 10th calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public disclosure of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice of a nomination as described above.

(b) Updating Information in Notice.  A stockholder providing notice of business proposed to be brought before an annual meeting pursuant to Section 2.11 or notice of any nomination to be made at an annual meeting pursuant to Section 2.12 must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.11 or Section 2.12, as applicable, is true and correct at all times up to and including the date of the meeting and any adjournment or postponement thereof.  Such update and supplement will be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation, (1) in the case of the update and supplement required to be made as of the record date, not later than the later of five business days after the record date of the meeting and five business days after the first public disclosure of the record date for the meeting, and (2) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment or postponement thereof).

(c) Determination of Form, Etc.  The presiding officer of any annual meeting will, if the facts warrant, determine that a proposal was not made in accordance with the procedures described by Section 2.11 and this Section 2.13 or that a nomination was not made in accordance with the procedures prescribed by Section 2.12 and this Section 2.13, and if he or she should so determine, he or she will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded.  Notwithstanding any other provision hereof, a notice delivered by or on behalf of a Proposing Person or Nominating Person, as applicable, pursuant to Section 2.11 or Section 2.12 will be deemed to be not in accordance with the procedures prescribed in Sections 2.11, 2.12 and 2.13, as applicable, and not effective if any applicable Proposing Person or Nominating Person fails to comply with the requirements of Section 2.14 from and including the date of the later of (1) the date that is 20 days after the public announcement of the adoption of these Bylaws and (2) the date that is one year prior to the date on which the notice required by Section 2.11 or Section 2.12, as applicable, is delivered (such later date, the “Notice Compliance Date”) to and including the date of the meeting to which such notice relates.

(d) Certain Definitions.

(1) For purposes of Section 2.11 and Section 2.12 and this Section 2.13, “public disclosure” means  disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or furnished by the Corporation to stockholders; and

(2) For purposes of Section 2.11 and this Section 2.13, “Proposing Person” means (A) the stockholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (C) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder of beneficial owner.

(3) For purposes of Section 2.12 and this Section 2.13, “Nominating Person” means (A) the stockholder providing the notice of the nomination proposed to be made at an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the annual meeting is made, and (C) any Affiliate or Associate (each within the meaning of Rule 12b-2  under the Exchange Act) of such stockholder or beneficial owner.

Section 2.14     Continuous Disclosure Obligations.

(a)  Notice to the Corporation.  In addition to any other requirements of Sections 2.11,  2.12 and 2.13, any stockholder submitting any notice of business or any nomination with respect to an annual meeting of stockholders under Sections 2.11,  2.12 and 2.13, as applicable, must have complied with the provisions of this Section 2.14 since at least the Notice Compliance Date.  From and after the date of the public announcement of the adoption these Bylaws, any individual, firm, corporation, limited liability Corporation, partnership, trust or other entity (each, a “Person”) that would be required to file a Schedule 13D (or any successor form) or an amendment thereto with the Securities and Exchange Commission if (1) the definition of Beneficial Ownership herein was substituted for the determination of “beneficial ownership” set forth in Rule 13d-3 under the Exchange Act and (2) any reference to the phrase “more than five percent” set forth in Rule 13d under the Exchange Act was substituted and replaced with the phrase “more than seven and one-half percent,” will, within 20 days after the date of the public announcement of the adoption of these Bylaws (if such Person would be required to file a Schedule 13D or an amendment thereto pursuant to this sentence as of the public announcement of the adoption of these Bylaws) or, in all other cases, as promptly as practicable (but in any event within 10 business days after the date on which on which such Person would be required to file a Schedule 13D pursuant to this sentence), deliver to the Corporation a statement containing (A) the information that would be required to be filed on such Schedule 13D (including the exhibits thereto) if (i) the definition of Beneficial Ownership herein was substituted for the determination of “beneficial ownership” set forth in Rule 13d-3 under the Exchange Act and (ii) any reference to the phrase “more than five percent” set forth in Rule 13d under the Exchange Act was substituted and replaced with the phrase “more than seven and one-half percent,” (B) a list of all Derivative Interests of such Person, and (C) a description of all economic terms of all such Derivative Interests and copies of all agreements and other documents (including but not limited to master agreements, confirmations and all ancillary documents and the names and details of all counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest.  Any notice provided to the Corporation under this Section 2.14 must be delivered either in person or by United States certified mail, postage prepaid.

(b)  Notice of Changes.  Each Person will provide notice to the Corporation of any acquisition or disposition or any change in a material fact set forth in a statement previously provided to the Corporation pursuant to Section 2.14(a) within 10 days after the event resulting in the applicable acquisition, disposition or material change.

(c)  Board Determination.  The Board of Directors will determine whether any Person has satisfied the requirements set forth in this Section 2.14 and such determination shall be binding on the Corporation and the stockholders.

(d)  Other Disclosure Obligations.  If the information required by a notice required under Section 2.14(a) or (b) is provided in full pursuant to any filing under Sections 13(d), 13(g) or 16 of the Exchange Act within 10 days after the event requiring such notice, the Person will have no obligation under this Section 2.14 to send such notice to the Corporation.  The requirements of this Section 2.14 will be in addition to any disclosure or reporting obligations to which such Person may be subject under the Exchange Act and the rules and regulations promulgated thereunder.

(e)  Determination of Beneficial Ownership.  For purposes of this Section 2.14, a Person will be deemed to be the “Beneficial Owner” of and to “Beneficially Own” any equity securities (1) that such Person or any of its Affiliates or Associates (each as defined under Rule 12b-2 under the Exchange Act) (collectively, the “Interested Person”) “beneficially owns” within the meaning of Rule 13d-3 of the Exchange Act (including any equity securities that such Interested Person has the right to acquire beneficial ownership of, whether such right is exercisable immediately or only after the passage of time) or (2) in respect of which such Interested Person owns Derivative Interests, the effect or intent of which, in the case of this clause (2), is (A) to increase the voting power of such Interested Person with respect to the Corporation’s equity securities, (B) to increase in value as the value of the Corporation’s equity securities increases, or (C) to otherwise allow such Interested Person the opportunity to profit or share in any profit derived from any increase in the value of the Corporation’s equity securities; provided, however, that Derivative Interests will not be deemed to include (i) rights of a pledgee under a bona fide pledge of equity securities, (ii) rights of all holders of equity securities to receive equity securities pro rata, or obligations to dispose of equity securities, as a result of a merger, exchange offer or consolidation involving the Corporation, (iii) rights or obligations to surrender equity securities, or have equity securities withheld, upon the receipt or exercise of a Derivative Interest or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting, (iv) interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stock approved for trading by the appropriate federal governmental authority, (v) interests or rights to participate in employee benefit plans of the Corporation held by employees or former employees of the Corporation, or (vi) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.  The number of equity securities in respect of which Interested Person owns Derivative Interests will be the notional or other number of equity securities specified in a filing by such Interested Person pursuant to Regulation 13D-G or Regulation 14D under the Exchange Act in respect of which such equity securities are the “subject security” (as such term is defined in such Regulations) or in the documentation evidencing the Derivative Interests as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part or, if no such number of equity securities is specified in such filing or documentation, as determined by the Board of Directors of the Corporation in good faith to be the number of equity securities to which such Derivative Interests relates.  Any equity securities not outstanding that are subject to Derivative Interests will be deemed to be outstanding for purposes of computing the percentages of the applicable Interested Person as contemplated by this Section 2.14 (but will not be deemed to be outstanding for the purposes of computing the percentage for any other person).  When two or more Persons act as a partnership, limited partnership, syndicate, or other group, or otherwise act in concert, in each case, for the purpose of acquiring, holding or disposing of securities of the Corporation or for the purpose of proposing one or more nominees, putting forward any other proposal for consideration or voting together on any matter presented at a stockholder meeting, such syndicate or group shall be deemed a “Person” for the purpose of this Section 2.14.  In addition, any Person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any contract, arrangement, or device with the purpose or effect of divesting such Person of Beneficial Ownership of any equity securities or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the reporting requirements of Section 2.11,  2.12 or 2.13 or this Section 2.14 will be deemed for the purposes of these Bylaws to be the Beneficial Owner of such equity securities.

ARTICLE 3

BOARD OF DIRECTORS

Section 3.1     Powers.  The business and affairs of the Corporation shall be managed under the direction of the Board, which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate or these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2     Number; Election; Qualification; Term

(a) The number of Directors that shall constitute the Board shall be fixed from time to time pursuant to a resolution passed by a majority of the Board.  The term of office of a Director shall not be affected by any decrease in the authorized number of Directors.

(b) At any meeting of stockholders at which Directors are elected, the stockholders shall elect Directors to serve until the next annual meeting or until their successors are elected and qualified.  The election of Directors need not be by written ballot unless requested by the holders of a majority of the outstanding voting power of all classes of stock entitled to vote thereon, present in person, by proxy or by remote communication, at a meeting of the stockholders at which Directors are to be elected.  Subject to the Certificate, nominations of persons for election as Directors of the Corporation may be made only in accordance with the provisions of these Bylaws.

(c) Unless by the terms of the action pursuant to which a Director is elected any special condition or conditions must be fulfilled in order for him or her to be qualified, a person elected as a Director shall be deemed to be qualified (1) upon his or her receipt of notice of election and his or her indication of acceptance thereof or (2) upon the expiration of ten days after notice of election is given to him or her without his or her having given notice of inability or unwillingness to serve.

(d) Each Director shall hold office for a term that expires at the annual meeting of the stockholders next following his or her election, provided that if he or she is not re-elected and his or her successor is not elected and qualified at the meeting and there remains a vacancy in the Board, he or she shall continue to serve until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  A Director may serve for any number of terms, consecutive or otherwise.  Directors need not be stockholders of the Corporation.  Any Director may resign at any time by giving written notice of his resignation to the President or Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

Section 3.3     Vacancies.  Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, whenever any vacancy exists in the Board by reason of death, resignation, disqualification, removal or increase in the authorized number of Directors or otherwise, such vacancy may be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum.  Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which any new Director position was created or any vacancy occurred and until such Director’s successor is elected and qualified, or until his or her earlier death, resignation or removal.

Section 3.4     Removal.  Any Director shall be subject to removal with or without cause at any time by the holders of a majority of the shares of capital stock then entitled to be voted at an election of Directors; provided, however, that any Director designated, nominated or elected by any particular stockholder or group of stockholders of the Corporation (the “Designating Stockholders”) pursuant to the terms of any agreement among the Corporation and any of its stockholders shall be subject to removal with or without cause at any time by such Designating Stockholders.

Section 3.5     Place of Meetings.  Any meeting of the Board may be held either within or without the State of Delaware.

Section 3.6     Annual Meeting.  There shall be an annual meeting of the Board for the election of officers and the transaction of such other business as may be brought before the meeting.  The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders, or any adjournment thereof, at the place where the annual meeting of the stockholders was held or at such other time and place as a majority of the Directors determine.  If a quorum is then present, no notice of the meeting shall be necessary.  If the annual meeting is not so held, it shall be called and held in the manner provided herein for special meetings of the Board or conducted pursuant to Section 3.12.

Section 3.7     Regular Meetings.  Regular meetings of the Board, other than the annual meeting, may be held without notice at such times and places as the Board may have fixed by resolution.

Section 3.8     Special Meetings.  Special meetings of the Board may be called by the Chairman, if any, the President or at the written request of a majority of Directors then in office.  Not less than one day’s notice of a special meeting shall be given by the Secretary to each Director.

Section 3.9     Organization.  The Chairman, if any, or in the absence of the Chairman, the President, shall preside over meetings of the Board.  In the absence of the Chairman and the President, a presiding officer shall be chosen by a majority of the Directors present.  The Secretary of the Corporation shall act as secretary of the meeting.  In his or her absence the presiding officer shall appoint another person to act as secretary of the meeting.

Section 3.10     Quorum.  The presence of a majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board, except as otherwise provided in the Certificate or in these Bylaws.  If less than a quorum is present, the Directors present may from time to time, without notice other than announcement at the meeting, adjourn the meeting to another time or place until a quorum is present, whereupon the meeting may be held, as adjourned, without notice.

Section 3.11     Vote.  Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Certificate to be taken by a majority of the total number of Directors then in office, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board.

Section 3.12     Action in Lieu of a Meeting.  Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if all of the members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of the proceedings of the Board or such committee.

Section 3.13     Conference Call Meeting.  Members of the Board or any committee thereof may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.14     Compensation.  The Board may establish the compensation for, and policies and procedures for the reimbursement of the expenses of, Directors payable for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Corporation.

Section 3.14     Rules.  The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Corporation, so long as such rules and regulations are not inconsistent with these Bylaws.

ARTICLE 4

COMMITTEES

Section 4.1     Board Committees.  The Board may, by resolution passed by a majority of the Directors in office, establish one or more committees, each committee to consist of one or more  Directors.  The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member or members at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the power and authority of the Board for direction and supervision of the management of the business and affairs of the Corporation.  No such committee, however, shall have the power or authority to amend the Certificate or the Bylaws, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, elect a Director, elect or remove an officer or approve any matter required by the DGCL to be submitted to a majority of the Directors in office or to stockholders for approval and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of capital stock.

Section 4.2     Procedures; Minutes of Meeting.  Unless otherwise prescribed by the Board, a majority of the votes of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the votes of the members present at a meeting at which there is a quorum will be the act of such committee.  Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

ARTICLE 5

OFFICERS

Section 5.1     General.  The officers of the Corporation will be chosen by the Board and will be a President, a Secretary and a Treasurer.  The Board may also choose a Chairman, a Chief Executive Officer, one or more vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers as the Board may from time to time determine.  Any number of offices may be held by the same person.  Except as required by law, any of the offices may be left vacant from time to time as the Board may determine.  In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the total number of Directors then in office, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.

Section 5.2     Compensation.  The compensation of all officers and agents of the Corporation who are also Directors of the Corporation shall be fixed by the Board or by a committee of the Board.  Except as otherwise required by law or regulation, the Board may fix, or delegate the power to fix, the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

Section 5.3     Succession.  The officers of the Corporation will hold office until their successors are chosen and qualified.  Any officer elected or appointed by the Board may be removed with or without cause at any time by the affirmative vote of a majority of the total number of Directors then in office.  Any vacancy occurring in any office of the Corporation may be filled by the Board or by the Chairman as provided in Section 5.1.

Section 5.4     Authority and Duties.  The officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board regardless of whether such authority and duties are customarily incident to such office.

Section 5.5     Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board, the Chairman, the Chief Executive Officer, the President or any Vice President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation, partnership, limited liability company, trust or unincorporated organization in which the Corporation may hold securities and otherwise exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation, partnership, limited liability company, trust or unincorporated organization.

ARTICLE 6

CAPITAL STOCK

Section 6.1     Certificates for Stock.  Shares of stock of the Corporation may be certificated or uncertificated, as provided under the DGCL.  Each holder of stock represented by certificates, if any, shall be entitled to a certificate that complies with this Article 6.  Any certificates representing shares of stock of the Corporation will be in such form as is determined by the Board, subject to applicable legal requirements.  Any such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder’s name and the number of shares represented by such certificate and will be signed by, or in the name of, the Corporation by the Chairman, the President or a Vice President and also by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, if any, and may also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation.  Any or all of the signatures and the seal of the Corporation, if any, upon any certificates may be facsimiles, engraved or printed. Any certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time such certificates are issued and delivered.

Section 6.2     Classes of Stock.  The designations, preferences and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of any certificates which the Corporation issues to represent its stock or any other evidence of any uncertificated shares of stock or, in lieu thereof, any such certificates or other evidence of uncertificated shares will set forth the office of the Corporation from which the holders of stock may obtain a copy of such information at no charge.

Section 6.3     Legends.  The Board shall have the power and authority to provide that any  certificates representing shares of stock or any other evidence of any uncertificated shares of stock bear such legends as the Board deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

Section 6.4     Transfer of Stock.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 6.6 of these Bylaws or the stock to be transferred is uncertificated, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.  If shares are uncertificated, upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, new equivalent uncertificated shares or certificated shares shall be issued to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 6.5     Ownership of Stock; Record Date.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

(c) The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

Section 6.6     Lost, Stolen or Destroyed Certificates.  The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed.  As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.  Any lost, stolen or destroyed evidence of uncertificated shares may be replaced by the Corporation in the same manner as a lost, stolen or destroyed certificate.

ARTICLE 7

MISCELLANEOUS

Section 7.1    Corporate Seal.  The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.2     Fiscal Year.  The fiscal year of the Corporation will end on December 31st of each year or such other date as may be fixed from time to time by the Board.

Section 7.3     Reliance Upon Books, Reports, and Records.  Each Director, each member of a committee designated by the Board and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.4     Time Periods.  In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.

Section 7.5     Dividends.  Subject to provisions of applicable law and the Certificate, dividends may be declared by the Board at any time and from time to time and may be paid in cash, in property or in shares of stock of the Corporation.  Such declaration and payment shall be at the discretion of the Board.

Section 7.6     Forum for Adjudication of Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate or these Bylaws (in each case, as may be amended from time to time); or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.6.

ARTICLE 8

INDEMNIFICATION; TRANSACTIONS WITH INTERESTED PERSONS

Section 8.1    Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved (including without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer of the Corporation or as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, or in any other capacity while serving as such a Director or officer of the Corporation or as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, shall be indemnified and held harmless by the Corporation to the full extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a Director or officer of the Corporation or as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Section 8.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of the Corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee while a Director or officer, including, without limitation, service to any employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 8.1, or otherwise.  Without limiting the generality of the foregoing, the right to indemnification and advancement of expenses arising hereunder may not be eliminated or impaired by an amendment to the Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, regardless of when such action, suit or proceeding is commenced and regardless of when such indemnification or advancement of expenses is sought.

Section 8.2     Right of Indemnitee to Bring Suit.  If a claim under this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such suit.  The Indemnitee shall be presumed to be entitled to indemnification under this Article under submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is not so entitled.  Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the Indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled.

Section 8.3     Nonexclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, these Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

Section 8.4     Insurance, Contracts and Funding.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.  The Corporation may enter into contracts with any Indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

Section 8.5     Definition of Director and Officer.  Any person who is or was serving as a Director or officer of a wholly owned subsidiary of the Corporation shall be deemed, for purposes of this Article only, to be a Director or officer of the Corporation entitled to indemnification under this Article.

Section 8.6     Indemnification of Employees and Agent of the Corporation.  The Corporation may, by action of the Board from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of Directors and officers of the Corporation.

Section 8.7     Transactions with Interested Persons.  No contract or transaction between the Corporation and any of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which any of its Directors or officers is a director or officer or has a financial interest, shall be voided or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof at which the contract or transactions is authorized or solely because his or her vote is counted for such purpose, if:

(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum;

(b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, 20 and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or
(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

ARTICLE 9

NOTICES

Section 9.1     Notices.

(a) Generally.  Except as otherwise provided by law, these Bylaws, or the Certificate, whenever by law or under the provisions of the Certificate or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service or, to the extent permitted by the DGCL, by electronic transmission, addressed to such Director or stockholder.  Any notice sent to stockholders by mail or courier service shall be sent to the address of such stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail or with the courier service.  Notices sent by electronic transmission shall be deemed effective as set forth in Section 222 of the DGCL.  For purposes of this Section 9.1, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) Directors. Notices to Directors may be given by mail or courier service, telephone, electronic transmission or as otherwise may be permitted by these Bylaws.

Section 9.2     Waiver.  Whenever any notice is required to be given under the provisions of law or of the Certificate or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance at a meeting for which notice is required shall be deemed waiver of such notice unless such attendance is for the purpose of objecting, at the beginning of the meeting, to the transaction of business on the ground that the meeting is not lawfully called or convened.

ARTICLE 10

AMENDMENT

Except as otherwise provided by law or by these Bylaws or the Certificate, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.  No amendment to these Bylaws will adversely affect the rights of Directors or officers set forth in Article 8 with respect to actions or omissions taken by such persons prior to such amendment.